Exhibit 99.1

Orthofix Reports Second Quarter 2018 Financial Results

Second Quarter Highlights

•	Net sales of $111.5 million, an increase of 2.4% compared to prior year or 1.3% on a constant currency basis
•	Net income from continuing operations was $0.9 million compared to $4.7 million in the prior year period
•	Adjusted EBITDA of $22.0 million compared to $20.5 million in the prior year period, a 7.4% increase
•	Acquisition of Spinal Kinetics completed
•	Realignment of strategic business units

LEWISVILLE, Texas — August 6, 2018 — Orthofix Medical Inc. (previously Orthofix International N.V.) (NASDAQ:OFIX) today reported its financial results for the second quarter ended June 30, 2018. Net sales were $111.5 million, diluted earnings per share from continuing operations was $0.05 and adjusted earnings per share from continuing operations was $0.42.

“During the second quarter, we made excellent progress on our operating and margin improvement goals despite the impact of unexpected currency headwinds and order timing on topline growth,” commented Brad Mason, Orthofix president and Chief Executive Officer. “Adjusted EBITDA performance in the period demonstrated our progress in driving efficiency to reduce operating expenses and achieve our stated goal of increasing Adjusted EBITDA margin in our organic business by at least 100 basis points this year and in each of the next two years. Operationally, we completed the acquisition and integration of Spinal Kinetics, realigned our business unit structure to help further accelerate long-term growth, positioned the company for the move of our corporate domicile from Curaçao to Delaware, that was completed July 31st, and significantly reduced inventories (excluding Spinal Kinetics) over prior year.  We anticipate that these accomplishments will benefit Orthofix for many years to come.”

Corporate Realignment and Domestication to Delaware

In June, the Company realigned its four strategic business units around two pillars, Spine and Extremities. The distribution, branding and leadership of our bone growth therapy, spinal implants, biologics and Spinal Kinetics business units are being combined into one Orthofix Global Spine business to maximize opportunities from the acquisition of Spinal Kinetics and, in the long-term, better leverage the full spine portfolio to achieve both revenue acceleration and cost synergies.

On July 31, subsequent to shareholder approval, the Company’s corporate domicile was moved from Curaçao to Delaware. As a result of this transition, we are reducing our non-GAAP long-term effective tax rate from 35% to 29%, simplifying our operational structure and improving financial flexibility. Additionally, the name of the Company was changed from Orthofix International N.V. to Orthofix Medical Inc.

Financial Results Overview

The following table provides net sales by strategic business unit (“SBU”):

	Three Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2018	2017	Change	Constant Currency Change
BioStim	$48,211	$47,174	2.2%	2.2%
Spine Fixation	23,880	21,360	11.8%	11.3%
Biologics	14,668	15,661	(6.3%)	(6.3%)
Extremity Fixation	24,788	24,747	0.2%	(4.0%)
Net sales	$111,547	$108,942	2.4%	1.3%

Gross margin increased 80 basis points compared to the prior year period primarily driven by continued improvement related to inventory management initiatives, partially offset by the addition of Spinal Kinetics acquisition-related inventory fair value adjustments. Non-GAAP net margin, an internal metric that the Company defines as gross profit less sales and marketing expenses, was $37.2 million compared to $35.3 million in the prior year period. As a percentage of net sales, non-GAAP net margin increased to 33.3% as compared to 32.4% in the prior year period, primarily due to the improvement in gross margin.

Net income from continuing operations was $0.9 million, or $0.05 per share, compared to $4.7 million, or $0.26 per share in the prior year period. Adjusted net income from continuing operations was $7.9 million, or $0.42 per share, compared to adjusted net income of $7.8 million, or $0.42 per share in the prior year period. Excluding the impact of the Spinal Kinetics operating loss in the period, adjusted net income was $8.5 million, or $0.45 per share, a 7.1% increase over prior year.

EBITDA was $6.8 million, compared to $14.0 million in the prior year period. Adjusted EBITDA was $22.0 million, or 19.7% of net sales, for the second quarter, compared to $20.5 million, or 18.8% of net sales, in the prior year period.

Liquidity

As of June 30, 2018, cash and cash equivalents were $45.7 million compared to $81.2 million as of December 31, 2017. As of June 30, 2018, the Company had no outstanding indebtedness and borrowing capacity of $125 million under its existing credit facility. Cash flow from operations was $13.0 million, an increase of $17.7 million, and free cash flow was 6.4 million, an increase of $19.6 million when compared to the same prior year period.

2018 Updated Outlook

For the year ending December 31, 2018, the Company expects the following results, assuming exchange rates are the same as those currently prevailing.

(Unaudited, U.S. Dollars, in millions, except per share data)	Low	High	Low		High

	Previous Full Year 2018 Outlook		Full Year 2018 Outlook
Net sales	$458.0	$464.0	$450.0	[1]	$456.0	[1]
Net income from continuing operations	$24.8	$27.1	$18.3	[2]	$19.7	[2]
Adjusted EBITDA	$85.5	$88.0	$85.0	[3]	$87.0	[3]
EPS from continuing operations	$1.31	$1.43	$0.97	[4]	$1.04	[4]
Adjusted EPS from continuing operations[9]	$1.58	$1.68	$1.66	[5]	$1.72	[5]

			3rd Quarter of 2018 Outlook
Net sales			$110.0	[6]	$113.0	[6]
EPS from continuing operations			$0.18	[7]	$0.22	[7]
Adjusted EPS from continuing operations[9]			$0.35	[8]	$0.37	[8]

1 Represents a year-over-year increase of 3.7% to 5.1% on a reported basis

2 Represents a year-over-year increase of 151.0% to 170.2%

3 Represents a year-over-year increase of 4.2% to 6.7%

4 Represents a year-over-year increase of 148.7% to 166.7%

5 Represents a year-over-year increase of 2.5% to 6.2%

6 Represents a year-over-year increase of 4.5% to 7.4% on a reported basis

7 Represents a year-over-year increase of 0.0% to 22.2%

8 Represents a year-over-year decrease of 16.7% to 11.9%

9 Calculated using a non-GAAP tax rate of 35% for the first and second quarters of 2018 and 29% for the third and fourth quarters of 2018 to reflect the expected impact of changing the Company’s jurisdiction of organization from Curaçao to the State of Delaware

Conference Call

Orthofix will host a conference call today at 4:30 PM Eastern time to discuss the Company's financial results for the second quarter of 2018. Interested parties may access the conference call by dialing (844) 809-1992 in the U.S. and (612) 979-9886 outside the U.S., and referencing the conference ID 5556977. A replay of the call will be available for two weeks by dialing (855) 859-2056 in the U.S. and (404) 537-3406 outside the U.S., and entering the conference ID 5556977. A webcast of the conference call may be accessed by going to the Company's website at www.orthofix.com, by clicking on the Investors link and then the Events and Presentations page.

About Orthofix

Orthofix Medical Inc. is a global medical device company focused on musculoskeletal products and therapies. The Company’s mission is to improve patients' lives by providing superior reconstruction and regenerative musculoskeletal solutions to physicians worldwide. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedic extremities products are distributed in over seventy countries via the Company's sales representatives and distributors. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Therefore, our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to further update any such statement, or the risk factors described in Part I, Item 1A under the heading Risk Factors in our Form 10-K for the year ended December 31, 2017 and other SEC filings, to reflect new information, the occurrence of future events or circumstances or otherwise.

Company Contact
Orthofix Medical Inc.
Mark Quick
P: 214-937-2924
E: markquick@orthofix.com

ORTHOFIX MEDICAL INC.

Condensed Consolidated Statements of Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited, U.S. Dollars, in thousands, except share and per share data)	2018	2017	2018	2017
Net sales	$111,547	$108,942	$220,256	$211,680
Cost of sales	22,835	23,177	46,982	45,758
Gross profit	88,712	85,765	173,274	165,922
Sales and marketing	51,529	50,471	101,797	99,003
General and administrative	22,268	20,409	41,752	38,691
Research and development	7,891	6,887	14,828	14,311
Operating income	7,024	7,998	14,897	13,917
Interest income (expense), net	(251)	76	(434)	121
Other income (expense), net	(4,752)	585	(1,840)	(3,763)
Income before income taxes	2,021	8,659	12,623	10,275
Income tax expense	(1,088)	(3,924)	(6,461)	(7,848)
Net income from continuing operations	933	4,735	6,162	2,427
Discontinued operations
Loss from discontinued operations	—	(1,300)	(3)	(1,827)
Income tax benefit (expense)	(8)	418	(8)	599
Net loss from discontinued operations	(8)	(882)	(11)	(1,228)
Net income	$925	$3,853	$6,151	$1,199
Net income per common share—basic
Net income from continuing operations	$0.05	$0.26	$0.33	$0.13
Net loss from discontinued operations	—	(0.05)	—	(0.06)
Net income per common share—basic	$0.05	$0.21	$0.33	$0.07
Net income per common share—diluted
Net income from continuing operations	$0.05	$0.26	$0.32	$0.13
Net loss from discontinued operations	–	(0.05)	–	(0.06)
Net income per common share—diluted	$0.05	$0.21	$0.32	$0.07
Weighted average number of common shares:
Basic	18,413,756	18,050,551	18,409,331	18,015,308
Diluted	18,835,560	18,343,038	18,811,356	18,288,050

ORTHOFIX MEDICAL INC.

Condensed Consolidated Balance Sheets

(U.S. Dollars, in thousands except share data)	June 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$45,686	$81,157
Accounts receivable, net of allowances of $8,490 and $8,405, respectively	74,397	63,437
Inventories	81,730	81,330
Prepaid expenses and other current assets	35,613	25,877
Total current assets	237,426	251,801
Property, plant and equipment, net	44,377	45,139
Intangible assets, net	51,498	10,461
Goodwill	70,747	53,565
Deferred income taxes	30,634	23,315
Other long-term assets	7,082	21,073
Total assets	$441,764	$405,354
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$14,453	$18,111
Other current liabilities	49,486	61,295
Total current liabilities	63,939	79,406
Other long-term liabilities	57,979	29,340
Total liabilities	121,918	108,746
Shareholders’ equity
Common shares $0.10 par value; 50,000,000 shares authorized; 18,485,788 and 18,278,833 issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	1,849	1,828
Additional paid-in capital	233,742	220,591
Retained earnings	79,418	70,402
Accumulated other comprehensive income	4,837	3,787
Total shareholders’ equity	319,846	296,608
Total liabilities and shareholders’ equity	$441,764	$405,354

ORTHOFIX MEDICAL INC.
Non-GAAP Financial Measures

The following tables present reconciliations of net income from continuing operations, earnings per share (“EPS”) from continuing operations, gross profit, and net cash from operating activities, in each case calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to, as applicable, non-GAAP financial measures, referred to as "EBITDA," "Adjusted EBITDA," "Adjusted net income from continuing operations," "Adjusted EPS from continuing operations," "Non-GAAP net margin" and "Free cash flow" that exclude items specified in the tables. A more detailed explanation of the items excluded from these non-GAAP financial measures, as well as why management believes the non-GAAP financial measures are useful to them, is included following the reconciliations.

EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2018	2017	2018	2017
Net income from continuing operations	$933	$4,735	$6,162	$2,427
Interest expense (income), net	251	(76)	434	(121)
Income tax expense	1,088	3,924	6,461	7,848
Depreciation and amortization	4,339	5,372	8,708	10,447
Amortization of Spinal Kinetics intangible assets	215	—	215	—
EBITDA	$6,826	$13,955	$21,980	$20,601
Share-based compensation	5,215	2,676	9,131	5,492
Foreign exchange impact	3,255	(618)	2,179	(1,631)
Strategic investments	2,739	2,226	5,158	3,741
Domestication to Delaware	1,910	—	2,708	—
Spinal Kinetics acquisition-related adjustments:
Non-cash inventory fair market value adjustments	364	—	364	—
Contingent consideration fair value adjustments	1,109	—	1,109	—
Unrealized (gain) loss on investment securities	230	—	(1,399)	5,585
SEC / FCPA matters and related costs	374	560	521	701
Legal judgments/settlements	—	1,392	—	1,619
Restructuring	—	321	—	82
Adjusted EBITDA	$22,022	$20,512	$41,751	$36,190
As a % of net sales	19.7%	18.8%	19.0%	17.1%

Adjusted Net Income from Continuing Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2018	2017	2018	2017
Net income from continuing operations	$933	$4,735	$6,162	$2,427
Foreign exchange impact	3,255	(618)	2,179	(1,631)
Strategic investments	2,741	2,226	5,160	3,741
Domestication to Delaware	1,910	—	2,708	—
Spinal Kinetics acquisition-related adjustments:
Non-cash inventory fair market value adjustments	364	—	364	—
Amortization of intangible assets	215	—	215	—
Contingent consideration fair value adjustments	1,109	—	1,109	—
Unrealized (gain) loss on investment securities	230	—	(1,399)	5,585
SEC / FCPA matters and related costs	374	560	521	701
Legal judgments/settlements	—	1,392	—	1,619
Restructuring	—	321	—	82
Long-term income tax rate adjustment	(3,189)	(841)	(1,757)	107
Adjusted net income from continuing operations	$7,942	$7,775	$15,262	$12,631

Adjusted Earnings per Share from Continuing Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited, per diluted share)	2018	2017	2018	2017
EPS from continuing operations	$0.05	$0.26	$0.32	$0.13
Foreign exchange impact	0.17	(0.03)	0.12	(0.09)
Strategic investments	0.14	0.12	0.27	0.20
Domestication to Delaware	0.10	—	0.14	—
Spinal Kinetics acquisition-related adjustments:
Non-cash inventory fair market value adjustments	0.02	—	0.02	—
Amortization of intangible assets	0.01	—	0.01	—
Contingent consideration fair value adjustments	0.06	—	0.06	—
Unrealized (gain) loss on investment securities	0.01	—	(0.07)	0.31
SEC / FCPA matters and related costs	0.02	0.03	0.03	0.04
Legal judgments/settlements	—	0.08	—	0.09
Restructuring	—	0.02	—	—
Long-term income tax rate adjustment	(0.16)	(0.06)	(0.09)	0.01
Adjusted EPS from continuing operations	$0.42	$0.42	$0.81	$0.69

Weighted average number of diluted common shares (treasury stock method)	18,980,808	18,343,038	18,945,356	18,288,050

Non-GAAP Net Margin

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2018	2017	2018	2017
Gross profit	$88,712	$85,765	$173,274	$165,922
Sales and marketing	(51,529)	(50,471)	(101,797)	(99,003)
Non-GAAP net margin	$37,183	$35,294	$71,477	$66,919

BioStim	$21,298	$19,469	$40,244	$36,602
Spine Fixation	2,887	2,696	4,148	4,703
Biologics	6,247	6,470	12,327	12,641
Extremity Fixation	7,002	6,766	15,160	13,178
Corporate	(251)	(107)	(402)	(205)
Non-GAAP net margin	$37,183	$35,294	$71,477	$66,919

Free Cash Flow

	Six Months Ended June 30,
(Unaudited, U.S. Dollars, in thousands)	2018	2017
Net cash from operating activities	$13,032	$(4,642)
Capital expenditures	(6,652)	(8,593)
Free cash flow	$6,380	$(13,235)

2017 Pro-forma Net Sales Under the Current Revenue Recognition Standard

(Unaudited, U.S. Dollars, in millions)	2018	2017 (Pro-forma)	Change	Constant Currency Change
1st quarter net sales	$109	$104	4.9%	2.4%
2nd quarter net sales	112	108	2.8%	1.8%
Year-to-date net sales	$220	$212	3.8%	2.1%

2018 Outlook

	Previous Full Year 2018 Outlook		Current Full Year 2018 Outlook
(Unaudited, U.S. Dollars, in millions)	Low	High	Low	High
Net income from continuing operations	$24.8	$27.1	$18.3	$19.7
Interest expense, net	0.4	0.4	0.5	0.5
Income tax expense	14.5	16.2	10.8	11.4
Depreciation and amortization	19.5	19.3	19.9	19.9
EBITDA	$59.2	$63.0	$49.5	$51.5
Share-based compensation	19.4	19.4	19.2	19.2
Foreign exchange impact	(1.1)	(1.1)	2.2	2.2
Strategic investments	7.0	6.0	7.2	7.2
Domestication to Delaware	—	—	4.4	4.4
Spinal Kinetics acquisition-related adjustments:
Non-cash inventory fair market value adjustments	—	—	1.4	1.4
Contingent consideration fair value adjustments	—	—	1.1	1.1
Unrealized (gain) loss on investment securities	—	—	(1.4)	(1.4)
SEC / FCPA matters and related costs	1.0	0.7	1.4	1.4
Adjusted EBITDA	$85.5	$88.0	$85.0	$87.0

	Previous Full Year 2018 Outlook		Current Full Year 2018 Outlook
(Unaudited, per diluted share)	Low	High	Low	High
EPS from continuing operations	$1.31	$1.43	$0.97	$1.04
Foreign exchange impact	(0.06)	(0.06)	0.12	0.12
Strategic investments	0.37	0.32	0.38	0.38
Domestication to Delaware	—	—	0.23	0.23
Spinal Kinetics acquisition-related adjustments:
Non-cash inventory fair market value adjustments	—	—	0.07	0.07
Amortization of intangible assets	—	—	0.05	0.05
Contingent consideration fair value adjustments	—	—	0.06	0.06
Unrealized (gain) loss on investment securities	—	—	(0.07)	(0.07)
SEC / FCPA matters and related costs	0.05	0.04	0.07	0.07
Long-term income tax rate adjustment	(0.09)	(0.05)	(0.22)	(0.23)
Adjusted EPS from continuing operations	$1.58	$1.68	$1.66	$1.72

Weighted average number of diluted common shares	18,900,000	18,900,000	18,900,000	18,900,000

	3rd Quarter of 2018 Outlook
(Unaudited, per diluted share)	Low	High
EPS from continuing operations	$0.18	$0.22
Strategic investments	0.06	0.05
Domestication to Delaware	0.06	0.05
Spinal Kinetics acquisition-related adjustments:	—	—
Non-cash inventory fair market value adjustments	0.03	0.03
Amortization of intangible assets	0.02	0.02
Contingent consideration fair value adjustments	—	—
Unrealized (gain) loss on investment securities	—	—
SEC / FCPA matters and related costs	0.02	0.02
Long-term income tax rate adjustment	(0.02)	(0.02)
Adjusted EPS from continuing operations	$0.35	$0.37

Weighted average number of diluted common shares	18,900,000	18,900,000

Non-GAAP Measures:

Constant Currency

Constant currency is a non-GAAP measure, which is calculated by using foreign currency rates from the comparable, prior-year period, to present net sales at comparable rates. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to analyze net sales without the impact of changes in foreign currency rates.

Pro-Forma Net Sales

Pro-forma net sales is a non-GAAP measure in fiscal 2017, which reflects what net sales in fiscal 2017 would have been, had the Company adopted ASU 2014-09, Revenue from Contracts with Customers, as amended, as of January 1, 2017, or elected to adopt the standard using the full retrospective transition method.

EBITDA

EBITDA is a non-GAAP financial measure, which is calculated by adding interest income (expense), net; income tax expense; and depreciation and amortization to net income from continuing operations. EBITDA provides management with additional insight to its results of operations.

Adjusted EBITDA, Adjusted Net Income from Continuing Operations and Adjusted EPS from Continuing Operations

These non-GAAP financial measures provide management with additional insight to its results of operations and are calculated using the following adjustments:

•

Share-based compensation – costs related to our share-based compensation plans, which include stock options, restricted stock awards, performance-based restricted stock awards, market-based restricted stock awards and our stock purchase plan; see the share-based compensation footnote in our Form 10-Q for the quarter ended June 30, 2018 for a detail of these costs by line item of the condensed consolidated statement of operations

•

Foreign exchange impact – gains and losses related to foreign currency transactions, which are recorded as other income (expense); guidance presented does not include the impact of any future foreign exchange fluctuations

•	Strategic investments – costs related to our strategic investments, which are primarily recorded as general and administrative expenses
•

Domestication to Delaware – costs associated with evaluation and completion of changing the Company’s jurisdiction of organization from Curaçao to the State of Delaware, which are recorded as general and administrative expenses

•

Non-cash inventory fair market value adjustments – adjustment made to inventory acquired to account for the reasonable profit allowance for the selling effort on finished goods inventory, which is recorded as cost of sales

•

Amortization of Spinal Kinetics intangible assets or Amortization of intangible assets – amortization of acquisition-related intangible assets including items such as developed technologies, in process research and development, and trade name, which are recorded as operating expenses

•	Contingent consideration fair value adjustments – gains and losses related to remeasurement of the contingent consideration to fair value, which are recorded as other income (expense)
•	Unrealized gain (loss) on investment securities – gains and losses recognized within other income (expense) relating to our investments in eNeura, Inc. and Bone Biologics, Inc.
•

SEC / FCPA matters and related costs – legal and other professional fees associated with the SEC Investigation, Securities Class Action Complaint and Brazil subsidiary compliance review, which are recorded as general and administrative expenses

•	Legal judgments/settlements – adverse or favorable legal judgments or negotiated legal settlements, which are recorded as general and administrative expenses
•	Restructuring – costs related to a planned restructuring, primarily consisting of severance charges and the write-down of certain assets in 2017, which are recorded as operating expenses
•

Long-term income tax rate adjustment – reflects management’s expectation of a long-term normalized effective tax rate of 38% for 2017 results, 35% for the first and second quarters of 2018 and 29% for the third and fourth quarters of 2018, which is based on current tax law, current expected income and the expected impact of changing the Company’s jurisdiction of organization from Curaçao to the State of Delaware; actual tax expense will ultimately be based on GAAP earnings and may differ from the expected long-term normalized effective tax rate due to a variety of factors, including the resolutions of issues arising from tax audits with various tax authorities, the ability to realize deferred tax assets, and the tax impact of certain reconciling items that are excluded in determining Adjusted Net Income

Non-GAAP Net Margin

Non-GAAP net margin is an internal non-GAAP metric, which we define as gross profit less sales and marketing expense. Non-GAAP net margin is the primary metric used by our Chief Operating Decision Maker in managing our business.

Free Cash Flow

Free cash flow is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operating activities. Free cash flow is an important indicator of how much cash is generated or used by our normal business operations, including capital expenditures. Management uses free cash flow as a measure of progress on its capital efficiency and cash flow initiatives. All periods presented reflect the adoption of ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, resulting in a decrease in net cash from operating activities of $14.4 million for the six months ended June 30, 2017.

Usefulness and Limitations of Non-GAAP Financial Measures

Management uses non-GAAP measures to evaluate performance period-over-period, to analyze the underlying trends in our business, to assess performance relative to competitors and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash. In addition, management uses these non-GAAP measures to further its understanding of the performance of our business units.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are that they exclude items that reflect an economic cost and can have a material effect on cash flows. Similarly, certain non-cash expenses, such as share-based compensation, do not directly impact cash flows, but are part of total compensation costs accounted for under GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations of our non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. The GAAP results provide the ability to understand our performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of our businesses, which we believe is an important measure of our overall performance. We provide a detailed reconciliation of the non-GAAP financial measures to our most directly comparable GAAP measures, and encourage investors to review this reconciliation.

Usefulness of Non-GAAP Financial Measures to Investors

We believe that providing non-GAAP financial measures that exclude certain items provides investors with greater transparency to the information used by senior management in its financial and operational decision-making. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of our business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of our operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

Source

Orthofix Medical Inc.